UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant

To Section 18 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

NITAR TECH CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-127170	94-0476582
State or other jurisdiction of incorporation	Commission File Number	I.R.S. employer identification number

2283 ARGENTIA ROAD, UNIT # 8

MISSISSAUGA, ONTARIO, CANADA, L5N 5Z2

(Address of principal executive offices, including zip code)

(905) 824-5306 EXT. 201

(Registrant's telephone number, including area code)

None

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Election of Directors

Item 5.02 Departure of Directors or Principal Officers; Election of directors, appointment of principal officers

The Nitar board of directors announced that effective January 1st, 2008, Mr. Luiz O. Brasil, has resigned as a director and officer of Nitar Tech Corp. and his resignation has been accepted. Effective as of January 1st, 2008, Mr. Byron Hsueh has been appointed and has accepted the position of chief executive officer of Nitar Tech Corp.

Mr. Hsueh graduated with a degree in Business Administration from Feng Chia University, Tai-Chung Taiwan. Following his tour of duty as an officer in the Chinese air force, Mr. Hsueh secured a management position with Vidar-SMS, as Purchasing Manager, 1981-1991. From 1991-1995, Mr. Hsueh worked as the Overseas sales manager for GTK Trading Company before leaving to assume the position of Commodity Sourcing Manager for Philis Monitor, a position he held until 2000. In 2000, Mr. Hsueh joined Liton Group, Mobile Phone Division as Senior Sourcing Manager before leaving in 2002 to accept a position as Senior Sourcing Manager for Foxconn International Holdings, Ltd., a position he presently occupies.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nitar Tech Corp.

(Registrant)

Dated: December 3, 2007

By;          s/s  Luiz Brasil

______________________

Luiz A. Brasil

President